As filed with the Securities and Exchange Commission on July 17, 2020

No. 333-239684

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.*

(Exact name of registrant as specified in its charter)

Delaware	3533	61-1488595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive, Suite 300

Houston, Texas 77064

(713) 351-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Ivascu

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Forum Energy Technologies, Inc.

10344 Sam Houston Park Drive, Suite 300

Houston, Texas 77064

(713) 351-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer, P.C. Bryan D Flannery Kirkland & Ellis LLP 609 Main St. Suite 4700 Houston, Texas 77002 (713) 836-3600	Tull R. Florey Gibson, Dunn & Crutcher LLP 811 Main Street Suite 3000 Houston, Texas 77002 (346) 718-6600

Approximate date of commencement of proposed sale to the public: The exchange will occur as soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

*	Includes certain subsidiaries of Forum Energy Technologies, Inc. identified on the following page

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9.00% Convertible Senior Secured Notes due 2025	$376,335,877	$100%	$376,335,877	$48,849(4)
Common stock, par value $0.01 par value	(2)	(2)	(2)	(2)
Guarantees	(3)	(3)	(3)	(3)

(1)   Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. The price per $1,000 original principal amount of the 9.00% Convertible Senior Secured Notes due 2025 is based on the principal amount of the currently outstanding 6.250% Senior Notes due 2021 as of July 2, 2020. Includes $48,191,877 principal amount of such notes that represents the maximum amount of notes that may be issued as payment-in-kind interest under the terms of the notes through maturity.

(2)   There is being registered hereunder the offer and sale of an indeterminate number of shares of common stock that may be issued upon conversion of a portion of the 9.00% Convertible Senior Secured Notes covered by this registration statement. One preferred purchase right will attach to and trade with each common share. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common shares. No additional consideration shall be received for the common stock upon conversion of the securities and therefore no additional registration fee is required pursuant to Rule 457(i) under the Securities Act. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event.

(3)   No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act.

(4)   Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification
FET Holdings, LLC	Delaware	45-4081088
Forum Energy Services, Inc.	Delaware	90-0778250
Forum Global Holdings, LLC	Delaware	47-1635417
Forum Global Tubing LLC	Delaware	98-0534978
Forum Global Tubing LP	Delaware	98-0534974
Forum International Holdings, Inc.	Delaware	03-0585021
Forum Us, Inc.	Delaware	26-3748750
Global Flow Technologies, Inc.	Delaware	56-2520657
Global Tubing, LLC	Delaware	20-8937890
Houston Global Heat Transfer LLC	Delaware	81-4999345
Z Explorations, Inc.	Delaware	93-0450795
Z Resources, Inc.	Delaware	93-0789523
Zy-Tech Global Industries, Inc.	Delaware	93-0919913

* Except for Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc., the address for the principal executive office of each registrant is 10344 Sam Houston Park Drive, Suite 300 Houston, Texas 77064 and the telephone number for each registrant’s principal executive office is (713) 351-7900. The address for the principal executive office of each of Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is 12735 Dairy Ashford, Stafford, Texas 77477 and the telephone number for each of these entities is (281) 637-2000.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-4 (File No. 333-239684) of Forum Energy Technologies Inc. is being filed solely for the purposes of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s third amended and restated certificate of incorporation and second amended and restated by-laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 21. Exhibits and Financial Statement Schedules

Number	Description

3.1**	Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement, filed on March 29, 2012) (File No. 333-180676).

3.2**	Second Amended and Restated Bylaws of Forum Energy Technologies, Inc. dated April 17, 2012 (incorporated herein by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K, filed on April 17, 2012) (File No. 1-35504).

4.1*	Form of Indenture to be entered into between Forum Energy Technologies, Inc. and U.S. Bank National Association, as Trustee.

4.2*	Form of Supplemental Indenture to be entered into between Forum Energy Technologies, Inc. and Wells Fargo, National Association, as Trustee.

4.3*	Form of Global Note for 9.00% Convertible Senior Secured Notes due 2025 (included in Exhibit 4.1).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included in the signature page of the initial filing of this Form S-4).

25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.

*	Filed herewith.
**	Previously filed.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 17th day of July, 2020.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ C. Christopher Gaut
C. Christopher Gaut
President, Chief Executive Officer and Chairman of the Board

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.
FORUM GLOBAL HOLDINGS, LLC
FORUM GLOBAL TUBING LLC
FORUM US, INC.
FORUM INTERNATIONAL HOLDINGS, INC.
FORUM GLOBAL TUBING LP
HOUSTON GLOBAL HEAT TRANSFER LLC
GLOBAL TUBING, LLC

By:	/s/ John C. Ivascu
John C. Ivascu
Authorized Signatory

GLOBAL FLOWS TECHNOLOGIES, INC.
Z EXPLORATIONS, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By:	/s/ Steve Pounds
Steve Pounds
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 17, 2020
C. Christopher Gaut

/s/ D. Lyle Williams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2020
D. Lyle Williams

*	Corporate Controller (Principal Accounting Officer)	July 17, 2020
John McElroy

*	Director	July 17, 2020
Evelyn M. Angelle

*	Director	July 17, 2020
David C. Baldwin

*	Director	July 17, 2020
John A. Carrig

*	Director	July 17, 2020
Michael McShane

*	Director	July 17, 2020
Louis A. Raspino

*	Director	July 17, 2020
John Schmitz

*	Director	July 17, 2020
Andrew L. Waite

*	By:	/s/ John C. Ivascu
John C. Ivascu
Attorney in-Fact